Exhibit 5.2
[Jones Day Letterhead]
March 2, 2006
Quicksilver Resources Inc.
777 W. Rosedale Street
Fort Worth, Texas 76104
Re: Quicksilver Resources Inc. — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Quicksilver Resources Inc., a Delaware corporation (the “Company”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company’s subsidiaries listed on Annex A hereto (the “Subsidiary Guarantors”) of guarantees (the “Subsidiary Guarantees”) of the debt securities of the Company (the “Debt Securities”) as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Debt Securities and Subsidiary Guarantees are referred to herein as the “Securities.” The Securities may be issued from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”). The Debt Securities are to be issued under an Indenture, dated as of December 22, 2005 (as the same may be supplemented from time to time, the “Indenture”), between the Company and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”).
     In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Subsidiary Guarantees (a) when duly executed by the Subsidiary Guarantors and (b) delivered to the purchaser or purchasers of the related Debt Securities, upon receipt by the Company of such lawful consideration for the related Debt Securities as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Subsidiary Guarantors.
     In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing the Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of the Securities will have been established in accordance with the authorizing resolutions duly adopted by the respective boards of directors or other appropriate governing bodies (or duly authorized committees thereof) of the Company and the Subsidiary Guarantors, the respective constituent governing documents of the Company and the Subsidiary Guarantors, and applicable law; (iv) the Company and the Subsidiary Guarantors will issue and deliver the Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Company and the Subsidiary Guarantors to issue, offer and sell the Securities will have been duly adopted by the respective boards of directors or other appropriate governing bodies of the Company and the Subsidiary Guarantors and will be in full force and effect at all times at which the Securities are offered or sold by the Company and the Subsidiary Guarantors; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.
     We have further assumed (i) that the Indenture is, and any supplemental indenture will be, a valid and binding obligation of the Trustee; (ii) the accuracy of the statements expressed as opinions in the opinion of Loomis, Ewert, Parsley, Davis & Gotting P.C. and the opinion of McGuireWoods LLP (filed as exhibits 5.3 and 5.4, respectively, to the Registration Statement) as though such statements were statements of fact and the absence of any events or circumstances that would cause such statements to cease to be accurate as of any time relevant to this Opinion; (iii) that all terms of the Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation, duly executed and delivered by the Company, the Subsidiary Guarantors and the Trustee, as applicable; and (iv) that the Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

     Our opinions are subject to bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability, including those relating to or affecting creditors’ rights generally, or by general equitable principles or fiduciary considerations, whether such principles or considerations are considered in a proceeding at law or at equity.
     In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein. The opinions expressed herein are limited to the laws of the State of New York, as currently in effect, and we express no opinion as to the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Jones Day under the caption “Certain Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day

ANNEX A
Subsidiary Guarantors

Name	Jurisdiction

Beaver Creek Pipeline, L.L.C.	Michigan

Cowtown Gas Processing L.P.	Texas

Cowtown Pipeline Funding, Inc.	Delaware

Cowtown Pipeline Management, Inc.	Texas

Cowtown Pipeline L.P.	Texas

GTG Pipeline Corporation	Virginia

Mercury Michigan, Inc.	Michigan

Terra Energy Ltd.	Michigan

Terra Pipeline Company	Michigan